Exhibit 99.1

Contacts:	For Media:	Randolph Clerihue | 212-578-5061
	For Investors:	Edward Spehar | 212-578-7888

METLIFE STATEMENT ON FINAL SIFI DESIGNATION

NEW YORK, Dec. 18, 2014 – MetLife, Inc. (NYSE: MET) issued the following statement today after the company was notified by the Financial Stability Oversight Council (FSOC) that it has been designated a non-bank systemically important financial institution (SIFI):

“We are disappointed in the FSOC decision. We continue to believe that MetLife is not systemically important under the Dodd-Frank Act’s criteria, and the company has presented substantial and compelling evidence to FSOC to support this conclusion.

“As we have said many times, singling out two large life insurance companies for SIFI designation will harm competition, lead to higher prices and less choice for consumers, and ultimately could result in less financial protection for middle-class families – who need it the most.

“FSOC has a superior regulatory tool at its disposal if necessary – an approach based on identifying and regulating activities that pose systemic risk irrespective of the size or type of entity that engages in them. FSOC has already embraced this activities-based approach for the asset management industry but has rejected it for the life insurance industry.

“Under the Dodd-Frank Act, MetLife now has 30 days to seek judicial review of FSOC’s decision. The company will carefully review the designation rationale as it considers its next steps.”

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”), Quarterly Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors,” and other filings MetLife, Inc. makes with the SEC. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

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